Exhibit 3.19
CERTIFICATE OF INCORPORATION
OF
MONITORING ACQUISITION CORPORATION
     The undersigned, being more than 18 years of age, for the purpose of forming a corporation, pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation:
     FIRST: The name of the corporation is:
MONITORING ACQUISITION CORPORATION.
     SECOND: The purpose or purposes for which the corporation is organized is any and all activities and purposes for which corporations may be organized under the laws of the State of New Jersey.
     THIRD: The aggregate number of shares which the corporation shall have authority to issue is 2,500 shares of common stock, with no par value.
     FOURTH: The address of the corporation’s initial registered office is Shapiro & Croland, Esqs., 411 Hackensack Avenue, Hackensack, New Jersey 07601 and the name of the corporation’s initial registered agent at such address is Bruce J. Ackerman, Esq.
     FIFTH: The number of directors constituting the initial Board of Directors shall be two (2) and the names and addresses of the Directors are Thomas Few, 325 South River Street, 3rd Floor,

Hackensack, New Jersey 07601 and Timothy McGinn, 325 South River Street, 3rd Floor, Hackensack, New Jersey 07601.
     SIXTH: The name and address of the incorporator is Bruce J. Ackerman, Esq., c/o Shapiro & Croland, Esqs., 411 Hackensack Avenue, Hackensack, New Jersey 07601.
     SEVENTH: The duration of the corporation shall be perpetual.
     EIGHTH: No. director shall be personally liable to the Corporation or any of its shareholders for monetary damages for any breach of a fiduciary or other duty owed to the Corporation or its shareholders, except for liability (i) for any breach of the person’s duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the person derived an improper personal benefit. Any repeal or modification of this Article by the shareholders of the Corporation or otherwise shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
     NINTH: The corporation shall indemnify its directors, officers, employees and agents (collectively called “agent” or “corporate agent” hereafter) against all expenses and liabilities in connection with any pending, threatened or completed civil,

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criminal, administrative or arbitrative action, suit or proceeding, any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding (collectively called a “proceeding” hereafter) which involves a corporate agent, other than a proceeding by or in the right of the Corporation, if (i) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; and (ii) with respect to any criminal proceeding, such corporate agent had no reason to believe his conduct was unlawful.
     IN WITNESS WHEREOF, the undersigned, the incorporator of the above named corporation, has hereunto signed this Certificate of Incorporation on the 18th day of April, 2000.

/s/ Bruce J. Ackerman

Bruce J. Ackerman, Incorporator
Dated: April 18, 2000

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RESTATED CERTIFICATE OF INCORPORATION
OF
MONITAL SIGNAL CORPORATION
(formerly known as MONITORING ACQUISITION CORPORATION)
     The undersigned, for the purpose of amending and restating a Certificate of Incorporation, pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Amended and Restated Certificate of Incorporation:
     FIRST: The name of the corporation is:
MONITAL SIGNAL CORPORATION.
     SECOND: The purpose or purposes for which the corporation is organized is any and all activities and purposes for which corporations may be organized under the laws of the State of New Jersey.
     THIRD: The aggregate number of shares which the corporation shall have authority to issue is 2,500 shares of common stock, with no par value.
     FOURTH: The address of the corporation’s initial registered office is Shapiro & Croland, Esqs., 411 Hackensack Avenue, Hackensack, New Jersey 07601 and the name of the corporation’s initial registered agent at such address is Bruce J. Ackerman, Esq.

     FIFTH: The number of directors constituting the initial Board of Directors shall be two (2) and the names and addresses of the Directors are Thomas Few, 325 South River Street, 3rd Floor, Hackensack, New Jersey 07601 and Timothy McGinn, 325 South River Street, 3rd Floor, Hackensack, New Jersey 07601.
     SIXTH: The duration of the corporation shall be perpetual.
     SEVENTH: No director shall be personally liable to the Corporation or any of its shareholders for monetary damages for any breach of a fiduciary or other duty owed to the Corporation or its shareholders, except for liability (i) for any breach of the person’s duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the person derived an improper personal benefit. Any repeal or modification of this Article by the shareholders of the Corporation or otherwise shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
     EIGHTH: The corporation shall indemnify its directors, officers, employees and agents (collectively called “agent” or “corporate agent” hereafter) against all expenses and liabilities in connection with any pending, threatened or

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completed civil, criminal, administrative or arbitrative action, suit or proceeding, any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding (collectively called a “proceeding” hereafter) which involves a corporate agent, other than a proceeding by or in the right of the Corporation, if (i) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; and (ii) with respect to any criminal proceeding, such corporate agent had no reason to believe his conduct was unlawful.
     IN WITNESS WHEREOF, the undersigned, the President of the above-named corporation, has hereunto signed this Certificate of Incorporation on the 12th day of May, 2000.

/s/ Thomas Few

Thomas Few, President

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